UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 23, 2015

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution and Purchase Agreement

On March 23, 2015, Tenet Healthcare Corporation, a Nevada corporation (“Tenet”), entered into a Contribution and Purchase Agreement (the “Contribution and Purchase Agreement”) with USPI Group Holdings, Inc., a Delaware corporation (“USPI Holdings”), Ulysses JV Holding I LLC, a Delaware limited liability corporation (“Ulysses Holding I”), Ulysses JV Holding II LLC, a Delaware limited liability corporation (“Ulysses Holding II”, and together with Ulysses Holding I, the “USPI LLCs”), and BB Blue Holdings, Inc., a Delaware corporation (“NewCo”). USPI Holdings and its subsidiaries are engaged in the business of owning and managing ambulatory surgery centers, surgical hospitals and related businesses.

Pursuant to the terms of the Contribution and Purchase Agreement, at the closing, the USPI LLCs will collectively sell and contribute 100% of the equity interests of USPI Holdings to NewCo in exchange for certain shares of common stock of NewCo (the “USPI Contribution”) and Tenet will sell and contribute certain of the equity interests and other assets which comprise Tenet’s ambulatory surgery center and imaging center businesses to NewCo (the “Tenet Contribution” and together with the USPI Contribution, the “Contributions”). Tenet will also purchase, for an estimated amount of $425 million, subject to customary purchase price adjustments, including adjustments for post-signing acquisitions and related transactions, certain shares of NewCo (the “Purchase” and together with the Contributions, the “Contribution and Purchase Transactions”) from the USPI LLCs such that, after giving effect to the Contribution and Purchase Transactions, Tenet will own 50.1% and the USPI LLCs will, in the aggregate, own 49.9% of the fully diluted equity interests of NewCo. The amount of the cash consideration is based upon the respective valuations of USPI Holdings and Tenet’s businesses, with the USPI Contribution being valued at 12.5x 2014 pro forma EBITDA less net debt and the Tenet Contribution being valued at 11.0x 2014 pro forma EBITDA less net debt, in each case, subject to certain adjustments. After the consummation of the Contribution and Purchase Transactions, Tenet expects to consolidate the financial results of NewCo with its financial results.

In connection with the Contribution and Purchase Agreement, Tenet, the USPI LLCs and NewCo will enter into a stockholders agreement (the “Stockholders Agreement”) pursuant to which Tenet and the USPI LLCs will agree to certain rights and obligations with respect to the governance of NewCo. The Stockholders Agreement contains put and call options with respect to the equity interests in NewCo held by the USPI LLCs. Each year, for a period of four years starting in 2016, the USPI LLCs must put to Tenet at least 12.5%, and may put up to 25%, of the NewCo shares held by them as of the closing of the Contribution and Purchase Agreement. In each year that the USPI LLCs are to deliver a put and do not put the full 25% of NewCo shares allowable, Tenet may call the difference between the number of NewCo shares the USPI LLCs put and the maximum number of NewCo shares the USPI LLCs could have put that year. In addition, the Stockholders Agreement contains certain other call options pursuant to which Tenet will have the ability to acquire up to 100% of the voting common stock of NewCo by 2020. The pricing of the puts and calls ranges from 9.5x-10.5x forward EBITDA less non-controlling interests and net indebtedness (depending upon which party is exercising the option and at what time). In the event of a put by the USPI LLCs, Tenet will have the ability to choose whether to settle the purchase price in cash or shares of Tenet common stock, and in the event of a call by Tenet, the USPI LLCs will have the ability to choose whether to settle the purchase price in cash or shares of Tenet common stock.

The Stockholders Agreement further provides for certain intercompany loans to be granted by Tenet to NewCo (the “Intercompany Loans”) in order to provide NewCo with the capital required to support operations and to fund certain approved acquisitions. The Intercompany Loans will also be used to refinance the existing debt of USPI Holdings and its subsidiaries. These Intercompany Loans will be documented by promissory notes and all obligations under the Intercompany Loans will accrue interest at specified rates and maturity periods.

Consummation of the Contribution and Purchase Transactions is subject to certain conditions, including without limitation (i) the completion of an internal reorganization of USPI Holdings, as a result of which, all issued and outstanding equity interests of USPI Holdings will be held by the USPI LLCs, (ii) the completion of an internal reorganization of certain subsidiaries of Tenet, as a result of which all of Tenet’s equity interests in its ambulatory surgery centers and imaging centers will be held by certain Tenet subsidiaries, and (iii) certain customary conditions, including, without limitation (A) receipt of the applicable stockholder approval, which approval was obtained by written consent on March 23, 2015, following execution and delivery of the Contribution and Purchase Agreement,(B) the expiration or early termination of the waiting period applicable to the consummation of the transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (C) the receipt of certain third-party consents.

The Contribution and Purchase Agreement includes customary representations, warranties, covenants and termination provisions for each of Tenet, USPI Holdings, the USPI LLCs and NewCo. Among other things, USPI Holdings has agreed to conduct its business, and Tenet has agreed to cause its ambulatory surgery center and imaging center businesses to be conducted in the ordinary course of business consistent with past practice in all material respects until the Contribution and Purchase Transactions are consummated.

Tenet has obtained debt financing commitments for the transaction contemplated by the Contribution and Purchase Agreement, the proceeds of which will be used by Tenet to pay the cash consideration in respect of the Purchase, for the refinancing of indebtedness of USPI Holdings contemplated by the Contribution and Purchase Agreement, and all related fees and expenses. Barclays Bank PLC (the “Lender”) has committed to provide a $1.5 billion senior unsecured bridge credit facility and a $500 million senior secured bridge credit facility, on the terms and subject to the conditions set forth in a debt commitment letter dated March 23, 2015 (the “Debt Commitment Letter”). The Contribution and Purchase Agreement contemplates that Tenet may issue notes in lieu of a portion or all of the drawings under these bridge facilities. The obligation of the Lender to provide debt financing under the Debt Commitment Letter is subject to certain customary conditions.

The foregoing description of the Contribution and Purchase Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by, the full text of the Contribution and Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Contribution and Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tenet, NewCo, USPI Holdings or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Contribution and Purchase Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Contribution and Purchase Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Contribution and Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Contribution and Purchase Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Contribution and Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Contribution and Purchase Agreement, and not to provide investors with any other factual information regarding Tenet, NewCo or USPI Holdings or their respective businesses, subsidiaries or affiliates. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Tenet, NewCo, USPI Holdings or any of their respective businesses, subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Contribution and Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Contribution and Purchase Agreement, which subsequent information may or may not be fully reflected in Tenet’s or an affiliate of USPI Holdings’s public disclosures. The Contribution and Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Tenet and USPI Holdings that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

Interim Loan Agreement

On March 23, 2015, Tenet entered into a new Interim Loan Agreement (the “Interim Loan Agreement”), among Tenet, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent (the “Administrative Agent”). The Interim Loan Agreement provides for a 364-day secured term loan facility in the aggregate principal amount of $400,000,000. After giving effect to the borrowing under the Interim Loan Agreement proposed to be made on March 25, 2015, Tenet will have $400,000,000 aggregate principal amount of term loans outstanding under the Interim Loan Agreement. The proceeds of the loans to be made on March 25, 2015 under the Interim Loan Agreement will be used by Tenet (i) to repay Tenet’s outstanding obligations under its Amended and Restated Credit Agreement, dated as of October 19, 2010, among Tenet, the lenders and issuers party thereto and Citicorp USA, Inc., as administrative agent and (ii) to pay certain costs, fees and expenses incurred in connection with entering into the Interim Loan Agreement.

Amounts that are borrowed under the Interim Loan Agreement that are repaid or prepaid may not be reborrowed. The maturity date of all outstanding loans made under the Interim Loan Agreement is March 23, 2016. The loans and other obligations under the Interim Loan Agreement will be guaranteed by, and secured by a junior pledge of the capital stock and other ownership interests of, certain of Tenet’s domestic hospital subsidiaries on a junior lien basis with Tenet’s existing senior secured notes pursuant to a separate Guaranty, dated as of March 23, 2015, among the guarantors party thereto in favor of the Administrative Agent.

Certain of the lenders party to the Interim Loan Agreement and the Administrative Agent, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing is a summary and is qualified by reference to the Interim Loan Agreement and the Guaranty, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On March 23, 2015, Tenet issued a press release announcing the execution of the Contribution and Purchase Agreement, and the Aspen Agreement (as defined below). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Additionally, on March 23, 2015, Tenet disseminated an investor presentation to be used in connection with a conference call to be held with investors discussing the proposed transactions as well as certain supplemental slides in connection with the financing of the proposed transactions. A copy of the investor presentation is attached hereto as Exhibit 99.2 and the supplemental slides are attached hereto as Exhibit 99.3, and each is incorporated herein by reference.

Item 8.01	Other Events

On March 23, 2015, Tenet HealthSystem Medical, Inc., a Delaware corporation and subsidiary of Tenet (“Tenet HealthSystem”) entered into a Share Purchase Agreement (the “Aspen Agreement”) with WCAS X Aspen UK LP and the other seller parties thereto. Pursuant to the Aspen Agreement, Tenet HealthSystem, upon the terms and conditions, set forth in the Aspen Agreement, has agreed to acquire 100% of the issued A shares, B1 shares and B2 shares of the aggregate nominal value £39,609,571 in the capital of European Surgical Partners Ltd (“Aspen”), a company limited by shares incorporated in England and Wales (the “Aspen Share Purchase”). Aspen is engaged in the business of operating private acute healthcare services in the United Kingdom, including, without limitation hospitals and related assets that involve the operation of the Cancer Centre London, the Edinburgh Clinic, Parkside Hospital, Holly House Hospital, the Chelmsford Hospital, Claremont Hospital, Midland Eye-Clinic, Highgate Private Clinic and the Private Patients Area within the Bexley Wing of St. James University Hospital, Leeds. The closing of the Aspen Share Purchase is subject to certain conditions, including the closing of the transactions contemplated by the Contribution and Purchase Agreement.

Forward-Looking Statements

Certain statements in this document are “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on current expectations. However, actual results may differ materially from expectations due to the risks, uncertainties and other factors that affect Tenet’s business as well as the businesses of the counterparties to the agreements described in this Current Report on Form 8-K. These factors include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Contribution and Purchase Agreement and/or the Aspen Agreement; the failure to satisfy conditions to completion of the transactions contemplated by such agreements, including receipt of regulatory approvals; changes in the business or operating prospects of Tenet, USPI Holdings and Aspen; changes in health care and other laws and regulations; economic conditions; adverse litigation or regulatory developments; and competition. We and United Surgical Partners International, Inc., a Delaware corporation (an affiliate of USPI Holdings) provide additional information about these and other factors in the reports filed with the Securities and Exchange Commission, including, but not limited to, those described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the annual reports on Form 10-K for the year ended December 31, 2014. We disclaim any obligation to update any forward-looking statement in this document, whether as a result of changes in underlying factors, new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibits are filed as a part of this Report.

Exhibit No.	Description

2.1	Contribution and Purchase Agreement, dated March 23, 2015, by and among, Tenet Healthcare Corporation, USPI Group Holdings, Inc., Ulysses JV Holding I LLC, Ulysses JV Holding II LLC and BB Blue Holdings, Inc.

10.1	Interim Loan Agreement, dated March 23, 2015, among Tenet, certain financial institutions party thereto from time to time as lenders, Barclays Bank PLC, as administrative agent, and sole lead arranger and sole bookrunning manager.

10.2	Guaranty, dated as of March 23, 2015, among Barclays Bank PLC, as administrative agent, and the guarantors party thereto.

99.1	Press Release of Tenet Healthcare Corporation, dated March 23, 2015.

99.2	Investor Presentation Slides.

99.3	Supplemental Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: March 23, 2015

	By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution and Purchase Agreement, dated March 23, 2015, by and among, Tenet Healthcare Corporation, USPI Group Holdings, Inc., Ulysses JV Holding I LLC, Ulysses JV Holding II LLC and BB Blue Holdings, Inc.

10.1	Interim Loan Agreement, dated March 23, 2015, among Tenet, certain financial institutions party thereto from time to time as lenders, Barclays Bank PLC, as administrative agent, and sole lead arranger and sole bookrunning manager.

10.2	Guaranty, dated as of March 23, 2015, among Barclays Bank PLC, as administrative agent, and the guarantors party thereto.

99.1	Press Release of Tenet Healthcare Corporation, dated March 23, 2015.

99.2	Investor Presentation Slides.

99.3	Supplemental Presentation.